Consent of Indedendent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 27, 2001 on our audit of financial statements and financial highlights of the Nicholas Equity Income Fund, Inc. and to all references to our firm, included in or made a part of this Form N-1A registration statement, Post Effective Amendment No. 8, for Nicholas Equity Income Fund, Inc.


                                   /s/ ARTHUR ANDERSEN LLP
                                       ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
July 26, 2001